Exhibit 99.1
Avid Technology Announces Q2 2018 Results and
Reaffirms Full Year 2018 Guidance

Sales momentum continues as bookings grow by 12%
Subscription and e-commerce post another quarter of double-digit revenue growth
Company institutes new $20 million non-personnel-related annual cost savings initiative
New operational metrics Recurring Revenue and Annual Contract Value introduced to show continuing growth in long-term agreements and software subscription revenues

BURLINGTON, Mass., August 9, 2018 Avid® (NASDAQ: AVID), a leading technology provider of software tools and platforms that power the media and entertainment industry, today announced its second quarter 2018 financial results, reaffirmed and narrowed its 2018 guidance and introduced new operational metrics.

Highlights of Second Quarter 2018 Financial Results

•	Bookings were $110.3 million, an increase of 12% year-over-year and 9% sequentially.

•	GAAP Revenue was $98.6 million, representing a sequential improvement of 1% and in line with guidance.

•
Continued strong software revenue growth from subscription and e-commerce sales, with cloud-enabled software subscriptions now at nearly 108,500 at the end of the second quarter and up 39% year-over-year, and bookings through the Company’s e-commerce activities up 48% year-over-year.

•	GAAP Gross Margin was 57.1% and non-GAAP Gross Margin was 59.2%.

•	GAAP Operating Loss was $2.1 million, and Adjusted EBITDA was $5.3 million, in line with guidance.

•	GAAP Net Cash Used in Operating Activities was $5.9 million.

•	Free Cash Flow was a deficit of $8.7 million, reflecting the scheduled payout of the Company’s 2017 bonus during the second quarter.

New Operational Metrics

•	Recurring Revenue, a new operational metric, was 57% of the Company’s revenue in Q2’18 up from 51% in Q2’17, 49% in fiscal year 2017 and 22% in fiscal year 2014.

•
Annual Contract Value (ACV), another new operational metric, was $245 million at the end of Q2’18 up from $227 million at the end of Q2’17, reflecting the growth in Avid’s high margin subscription and maintenance revenues plus revenues under long-term agreements.

“During the second quarter, Avid continued to see positive commercial momentum as our overall offering and new products are being well received by customers as evidenced through the strong bookings and continued growth in software, cloud-enabled subscriptions and our successful e-commerce business,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Throughout the second quarter, we continued to execute on our aggressive transition plans while continuing work to improve gross margins, enhance our global supply chain, and reprioritize our product roadmap and commercial plans to capitalize on near-term opportunities. Guided by the new management team, this focus will intensify through the second half of this year with a goal of driving shareholder value.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid commented, “I am pleased to have joined Avid at this important point as the Company is making substantial progress in transitioning from a products company to a software and subscription-based model supported by value-added products. The transition of Avid’s business is driving a significant change in the Company’s revenue streams. With this shift, the Company is introducing Recurring Revenue and Annual Contract Value as new operational metrics to provide transparency for investors.”

“In the second quarter, bookings and backlog continued to grow as additional long-term agreements were signed with our larger customers and partners. Subscription and e-commerce revenues continued to deliver double-digit year-over-year growth signifying the success of Avid’s software strategy,” Gayron continued. “Finally, the leadership team is executing on a new $20 million non-personnel-related savings plan that we expect will directly improve the company’s EBITDA and free cash flow.”

Full Year 2018 Guidance
Avid is reaffirming and narrowing its annual financial guidance for full year 2018. This guidance reflects the adoption of the new revenue recognition standard ASC 606 as of January 1, 2018.

(in $ millions)	Full Year 2018

Revenue	$410 - $420
Adjusted EBITDA	$40 - $46
Free Cash Flow	$4 - $12

At this point in time in the year and with the reaffirmation of the Company’s annual guidance, Avid will not be issuing quarterly guidance for the balance of 2018.

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q2 2018 Business Update presentation posted on Avid’s Investor Relations website.

Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Free Cash Flow, and non-GAAP Gross Profit and Margin. The Company also includes the operational metrics of Bookings, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics. Recurring Revenue is defined as the sum of subscription, maintenance and revenue under our long-term contractual agreements. Annual Contract Value is defined, as of a given date, as the sum of the following three components: (i) the annual value of all long-term contractual agreements in effect on such date, calculated by dividing the total value of each contract (excluding expected maintenance revenue included in (ii) below and expected subscription revenue included in (iii) below) divided by the total number of years of such contract, (ii) maintenance revenue for the quarter ended on such date, multiplied by four, and (iii) subscription revenue for the quarter ended on such date, multiplied by four.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call
Avid will host a conference call to discuss its financial results for the second quarter 2018 on Thursday, August 9, 2018 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 334-323-0522 and referencing confirmation code 9816537. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates;

seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, FastServe®, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net revenues:
Products	$46,379	$47,655	$92,789	$98,661
Services	52,236	54,718	103,763	107,819
Total net revenues	98,615	102,373	196,552	206,480

Cost of revenues:
Products	26,347	26,489	52,642	50,993
Services	13,986	14,181	27,971	28,275
Amortization of intangible assets	1,950	1,950	3,900	3,900
Total cost of revenues	42,283	42,620	84,513	83,168
Gross profit	56,332	59,753	112,039	123,312

Operating expenses:
Research and development	15,985	16,991	31,670	35,879
Marketing and selling	27,759	29,018	53,891	54,829
General and administrative	14,041	13,644	27,996	28,075
Amortization of intangible assets	363	363	726	726
Restructuring costs, net	268	6,063	3,175	7,046
Total operating expenses	58,416	66,079	117,458	126,555

Operating loss	(2,084)	(6,326)	(5,419)	(3,243)

Interest and other expense, net	(6,278)	(3,918)	(11,637)	(8,764)
Loss before income taxes	(8,362)	(10,244)	(17,056)	(12,007)
Provision for income taxes	144	587	399	739
Net loss	$(8,506)	$(10,831)	$(17,455)	$(12,746)

Net loss per common share – basic and diluted	$(0.20)	$(0.26)	$(0.42)	$(0.31)

Weighted-average common shares outstanding – basic	41,587	40,953	41,496	40,863
Weighted-average common shares outstanding – diluted	41,587	40,953	41,496	40,863

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Non-GAAP revenue
GAAP revenue	$98,615	$102,373	$196,552	$206,480
Amortization of acquired deferred revenue	—	—	—	—
Non-GAAP revenue	98,615	102,373	196,552	206,480
Pre-2011 Revenue	—	360	—	765
Elim PCS	—	—	—	1,700
Non-GAAP Revenue w/o Pre-2011 and Elim	98,615	102,013	196,552	204,015

Non-GAAP gross profit
GAAP gross profit	56,332	59,753	112,039	123,312
Amortization of intangible assets	1,950	1,950	3,900	3,900
Stock-based compensation	74	420	127	484
Non-GAAP gross profit	58,356	62,123	116,066	127,696
Pre-2011 Revenue	—	360	—	765
Elim PCS	—	—	—	1,700
Non-GAAP gross profit w/o Pre-2011 and Elim	58,356	61,763	116,066	125,231

Non-GAAP operating expenses
GAAP operating expenses	58,416	66,079	117,458	126,555
Less Amortization of intangible assets	(363)	(363)	(726)	(726)
Less Stock-based compensation	(1,478)	(1,563)	(2,128)	(2,909)
Less Restructuring costs, net	(268)	(6,063)	(3,175)	(7,046)
Less Restatement costs	(365)	(320)	(592)	(442)
Less Acquisition, integration and other costs	38	(138)	(44)	(140)
Less Efficiency program costs	(3)	(1,049)	(78)	(2,571)
Non-GAAP operating expenses	55,977	56,583	110,715	112,721

Non-GAAP operating income
GAAP operating loss	(2,084)	(6,326)	(5,419)	(3,243)
Amortization of intangible assets	2,313	2,313	4,626	4,626
Stock-based compensation	1,552	1,983	2,255	3,393
Restructuring costs, net	268	6,063	3,175	7,046
Restatement costs	365	320	592	442
Acquisition, integration and other costs	(38)	138	44	140
Efficiency program costs	3	1,049	78	2,571
Non-GAAP operating income	2,379	5,540	5,351	14,975

Adjusted EBITDA
Non-GAAP operating income (from above)	2,379	5,540	5,351	14,975
Depreciation	2,913	3,335	6,274	6,906
Adjusted EBITDA	5,292	8,875	11,625	21,881
Adjusted EBITDA margin	5%	9%	6%	11%
Pre-2011 Revenue	—	360	—	765
Elim PCS	—	—	—	1,700
Adjusted EBITDA w/o Pre-2011 and Elim	5,292	8,515	11,625	19,416
Adjusted EBITDA w/o Pre-2011 and Elim margin	5%	8%	6%	10%

Adjusted free cash flow
GAAP net cash (used in) provided by operating activities	(5,871)	2,538	(501)	6,072
Capital expenditures	(2,808)	(1,379)	(4,888)	(3,108)
Free Cash Flow	(8,679)	1,159	(5,389)	2,964

Non-Operational / One-time Items
Restructuring payments	1,436	3,700	3,871	6,994
Restatement payments	407	151	688	210
Acquisition, integration and other payments	5	4	(12)	19
Efficiency program payments	15	1,144	131	2,729
Sub-Total Non-Operational / One-Time Items	1,863	4,999	4,678	9,952

Adjusted free cash flow	$(6,816)	$6,158	$(711)	$12,916
Adjusted free cash flow conversion of adjusted EBITDA	(129)%	69%	(6)%	59%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$60,209	$57,223
Restricted cash	8,500	—
Accounts receivable, net of allowances of $1,164 and $11,142 at June 30, 2018 and December 31, 2017, respectively	47,703	40,134
Inventories	31,752	38,421
Prepaid expenses	10,731	8,208
Contract assets	15,544	—
Other current assets	6,867	10,341
Total current assets	181,306	154,327
Property and equipment, net	19,442	21,903
Intangible assets, net	9,057	13,682
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,282	1,318
Other long-term assets	10,222	10,811
Total assets	$253,952	$234,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$33,547	$30,160
Accrued compensation and benefits	19,024	25,466
Accrued expenses and other current liabilities	39,373	31,549
Income taxes payable	1,720	1,815
Short-term debt	1,400	5,906
Deferred revenue	82,470	121,184
Total current liabilities	177,534	216,080
Long-term debt	230,661	204,498
Long-term deferred revenue	15,228	73,429
Other long-term liabilities	7,403	9,247
Total liabilities	430,826	503,254

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,028,334	1,035,808
Accumulated deficit	(1,193,791)	(1,284,703)
Treasury stock at cost	(8,358)	(17,672)
Accumulated other comprehensive loss	(3,482)	(2,426)
Total stockholders’ deficit	(176,874)	(268,570)
Total liabilities and stockholders’ deficit	$253,952	$234,684

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2018	2017 (1)
Cash flows from operating activities:
Net loss	$(17,455)	$(12,746)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,899	11,531
Recovery for doubtful accounts	(43)	(214)
Stock-based compensation expense	2,255	3,393
Non-cash provision for restructuring	934	2,477
Non-cash interest expense	6,149	5,214
Unrealized foreign currency transaction (gains) losses	(921)	4,763
Provision for (benefit from) deferred taxes	5	(746)
Changes in operating assets and liabilities:
Accounts receivable	13,525	9,343
Inventories	653	9,482
Prepaid expenses and other assets	2,454	(3,287)
Accounts payable	3,426	980
Accrued expenses, compensation and benefits and other liabilities	(12,275)	(3,419)
Income taxes payable	(37)	991
Deferred revenue	(10,070)	(21,690)
Net cash (used in) provided by operating activities	(501)	6,072

Cash flows from investing activities:
Purchases of property and equipment	(4,888)	(3,108)
Increase in other long-term assets	(17)	(23)
Net cash used in investing activities	(4,905)	(3,131)

Cash flows from financing activities:
Proceeds from long-term debt	22,688	—
Repayment of debt	(4,723)	(2,500)
Proceeds from the issuance of common stock under employee stock plans	256	217
Common stock repurchases for tax withholdings for net settlement of equity awards	(649)	(497)
Net cash provided by (used in) financing activities	17,572	(2,780)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(399)	625
Net increase in cash, cash equivalents and restricted cash	11,767	786
Cash, cash equivalents and restricted cash at beginning of period	60,433	49,948
Cash, cash equivalents and restricted cash at end of period	$72,200	$50,734
Supplemental information:
Cash and cash equivalents	$60,209	$47,434
Restricted cash	8,500	—
Restricted cash included in other long-term assets	3,491	3,300
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$72,200	$50,734

(1) The Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2017 has been revised to reflect the adoption, on January 1, 2018, of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The Condensed Consolidated Statements of Cash Flows reflects the changes during the periods in the total of cash, cash equivalents, and restricted cash. Therefore, restricted cash activity is included with cash when reconciling the beginning-of-period and end-of-period total amounts shown.

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended June 30, 2018
	December 31, 2017
	As Previously	ASC 606		As	March 31,	June 30,
	Reported	Adj.		Adjusted	2018	2018
Revenue Backlog*

Deferred Revenue	$194.6	($96.6)	(1)	$98.0	$106.4	$97.7
Other Backlog	341.5	(6.6)	(2)	334.9	328.6	350.5
Total Revenue Backlog	$536.1	($103.2)		$432.9	$435.0	$448.2

The expected timing of recognition of revenue backlog as of June 30, 2018 is as follows:

	2018	2019		2020	Thereafter	Total

Deferred Revenue	$58.5	$25.6		$8.7	$4.9	$97.7
Other Backlog	71.1	108.8		57.9	112.7	350.5
Total Revenue Backlog	$129.6	$134.4		$66.6	$117.6	$448.2

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

(1) The reduction is primarily attributable to the elimination of the requirement to have vendor specific objective evidence of fair value for undelivered elements that existed under ASC 605, the prior applicable accounting guidance, for software products, which no longer precludes revenue recognition under ASC 606. The impact of the adoption of ASC 606 reported in our Form 10-Q for the three months ended March 31, 2018 has been revised to reflect an additional reduction to deferred revenue and accumulated deficit as of January 1, 2018 of $3.8 million.

(2) For subscription contracts, we are now required under ASC 606 to record contract assets for annual and multi-year subscriptions that are billed monthly, resulting in an increase in contract assets at the date of adoption. In addition, some of our enterprise agreements have fixed payment schedules whereas the timing of the fulfillment of performance obligations under the contracts can vary, which can result in the fulfillment of performance obligations exceeding contract billings, which also results in contract assets.